Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GENERAL MOTORS HOLDING COMPANY

Pursuant to Sections 242 and 245 of the General

Corporation Law of the State of Delaware

General Motors Holding Company, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is General Motors Holding Company. The date of filing of its original Certificate of Incorporation with the Secretary of State was August 11, 2009.

2. This Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of this corporation, as heretofore amended or supplemented.

3. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

FIRST. The name of the corporation is General Motors Holding Company (the “Corporation”).

SECOND. The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is 3,500,000,000, consisting of 1,000,000,000 shares of Preferred Stock, par value $0.01 per share (hereinafter referred to as “Preferred Stock”), and 2,500,000,000 shares of Common Stock, par value $0.01 per share (hereinafter referred to as “Common Stock”).

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) The designation of the series, which may be by distinguishing number, letter or title.

(b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(c) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

(d) Dates at which dividends, if any, shall be payable.

(e) The redemption rights and price or prices, if any, for shares of the series.

(f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(g) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(h) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

(i) Restrictions on the issuance of shares of the same series or of any other class or series.

(j) The voting rights, if any, of the holders of shares of the series.

The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may otherwise be provided in this Certificate of Incorporation, in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon each matter presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

FIFTH. Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. The total number of directors constituting the entire Board of Directors shall be not more than 17, except as otherwise provided in a Preferred Stock Designation, with the then-authorized number of directors being fixed from time to time by resolution of the Board of Directors. Other than as set forth in the bylaws of the Corporation, vacancies and newly created directorships shall be filled exclusively pursuant to a resolution adopted by the Board of Directors.

SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation. The stockholders may also adopt, amend, or repeal the bylaws of the Corporation, whether adopted by them or otherwise, but only upon the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote thereon.

SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification, or repeal.

EIGHTH. The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

NINTH. Following the time of the Initial Public Offering (as defined below) of the Corporation, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders except where such consent is signed by the holders of all shares of stock of the Corporation then outstanding and entitled to vote thereon.

“Initial Public Offering” means the earlier to occur of (i) the initial public offering of the Common Stock (whether such offering is primary or secondary) that is underwritten by a nationally recognized investment bank, pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 under the Securities Act of 1933, as amended, is applicable, or a registration statement on Form S-4, Form S-8 or a successor to one of those forms) or (ii) the later of (x) the date on which a Corporation registration statement filed under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, shall have been declared effective by the Securities and Exchange Commission or otherwise became effective under the Exchange Act and (y) the date of distribution of the shares of Common Stock beneficially owned (within the meaning given in Rule 13d-3 of the Exchange Act) by Motors Liquidation Company, a Delaware corporation, pursuant to its plan of reorganization.

4. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of the sole stockholder of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

[signature page follows]

IN WITNESS WHEREOF, said General Motors Holding Company has caused this Amended and Restated Certificate of Incorporation to be signed by Niharika Ramdev, its President, and attested by Elizabeth J. Shaffer, its Vice President and Secretary, this 15th day of October, 2009.

/s/ Niharika Ramdev
Name: Niharika Ramdev
Title: President

Attest:	/s/ Elizabeth J. Shaffer
Name: Elizabeth J. Shaffer
Title: Vice President and Secretary

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GENERAL MOTORS HOLDING COMPANY

General Motors Holding Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is General Motors Holding Company.

SECOND: The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 11, 2009.

THIRD: The date of filing of the Corporation’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware was October 15, 2009.

FOURTH: Article First of the Amended and Restated Certificate of Incorporation of the Corporation be, and it hereby is, amended to read as follows:

“The name of the Corporation is General Motors Company (the “Corporation”).”

FIFTH: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

SIXTH: That this Certificate of Amendment shall be effective upon filing.

[signature page to follow]

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment as of this 15th day of October, 2009.

GENERAL MOTORS HOLDING COMPANY

By:	/s/ Niharika Ramdev
Name:	Niharika Ramdev
Title:	Assistant Treasurer